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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 29, 2001



                             BRANDYWINE REALTY TRUST
                             -----------------------
             (Exact name of registrant as specified in its charter)




          MARYLAND                       1-9106                  23-2413352
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
      of Incorporation)               file number)        Identification Number)



             14 Campus Boulevard, Newtown Square, Pennsylvania 19073
                    (Address of principal executive offices)


                                 (610) 325-5600
              (Registrant's telephone number, including area code)

                                Page 1 of 4 pages


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Item 5.  Other Events.

         On June 29, 2001, but effective July 9, 2001, the Company and Brandywine Operating Partnership, L.P. (the "Operating Partnership"), together with most of their subsidiaries, entered into an amendment and restatement of their existing revolving credit facility (the credit facility, as amended and restated, is referred to below as the "Credit Facility"). The Credit Facility provides for a revolving credit of up to $500 million and will be used to refinance existing indebtedness, fund acquisitions and new development projects, and for general working capital purposes, including capital expenditures and tenant improvements. The amounts available to be borrowed under the Credit Facility will be reduced by the amount of the letters of credit issued by the lenders under the Credit facility for as long as such letters of credit are outstanding. The Credit Facility is recourse to the Company, the Operating Partnership and those subsidiaries that are parties to the Credit Facility.

         The term of the Credit Facility is 36 months, subject to a 12-month extension upon payment by the Company of an extension fee and the absence of any defaults. The Credit Facility will bear interest at a per annum floating rate equal to the one, two, three or six month LIBOR, plus between .9% and 1.75%, depending on the leverage and debt rating of the Company and the Operating Partnership. The Credit Facility will require monthly payments of interest only, with all outstanding advances and all accrued but unpaid interest due on the maturity date of the Credit Facility. A fee equal to 0.84% of the maximum amount available under the Credit Facility will be paid to the lenders at closing. In addition, a fee ranging from 0.15% to 0.20% per annum on the unused amount of the Credit Facility will be payable quarterly in arrears, with the applicable percentage depending on the amount of the unused availability under the Credit Facility. If and when the Company has an investment grade debt rating from at least two nationally recognized rating agencies the unused commitment fee will be replaced by a facility fee of .20% per annum on the full facility. An annual fee in the amount of $75,000 will be payable annually in advance to Bank of America, N.A. as compensation for administration of the Credit Facility. The Credit Facility will carry minimum debt service coverage, fixed charge, debt-to-tangible net worth ratios and other financial covenants and tests, and will require payment of prepayment premiums in certain instances.

         Bank of America, N.A. serves as administrative agent for a group of lenders under the Credit Facility.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                           10.1     Third Amended and Restated Credit Agreement


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             BRANDYWINE REALTY TRUST


                             By: /s/ Gerard H. Sweeney
                                 --------------------------------------------
                                  Title:  President and Chief Executive Officer

Date:  July 12, 2001